As filed with the Securities and Exchange Commission on April 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATALYST BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	56-2020050
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

260 Littlefield Avenue

South San Francisco, California 94080

(650) 266-8674

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Nassim Usman, Ph.D.

Chief Executive Officer

Catalyst Biosciences, Inc.

South San Francisco, California 94080

(650) 266-8674

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen B. Thau

Alfredo B. D. Silva

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304

(650) 813-5600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-216663

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee (3)(4)
Class A Units consisting of:	$2,100,000	$243.00
(i) Shares of common stock, par value $0.001 per share
(ii) Warrants to purchase common stock
Class B Units consisting of:	$1,350,000	$156.00
(i) Shares of Series A Preferred Stock, par value $0.001 per share
(ii) Shares of common stock issuable on conversion of Series A Preferred Stock(3)
(iii) Warrants to purchase common stock
Common stock issuable upon exercise of warrants	$1,466,250	$170.00
Total	$4,916,250	$570.00

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents only the additional number of securities being registered, including the price of additional shares of common stock, preferred stock and warrants to purchase shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-216663).
(3)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	The registrant previously paid filing fees of $3,148.86 in connection with previous filings of its registration statement on Form S-1 (File No. 333-216663).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register (i) an additional $2,100,000 in Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase half of one share of Common Stock, (ii) an additional $1,350,000 in Class B Units, with each Class B Unit consisting of one share of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) and a warrant to purchase a number of shares of Common Stock equal to $1,000 divided by the conversion price of the Series A Preferred Stock, (iii) shares of Common Stock issuable upon conversion of the additional shares of Series A Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants issued under the additional Class A Units and Class B Units. The contents of the Registration Statement on Form S-1 (Registration No. 333-216663), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on April 6, 2017, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on April 6, 2017.

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nassim Usman, Ph.D. Nassim Usman, Ph.D.	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 6, 2017

* Fletcher Payne	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 6, 2017

* Harold E. Selick, Ph.D.	Director	April 6, 2017

* Errol B. De Souza, Ph.D.	Director	April 6, 2017

* Jeff Himawan, Ph.D.	Director	April 6, 2017

* Augustine Lawlor	Director	April 6, 2017

* John P. Richard	Director	April 6, 2017

* Stephen M. Hill, M.D.	Director	April 6, 2017

* By:	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of counsel

23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-216663)